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                                      DELTA

                              ---------------------
                              GALIL INDUSTRIES LTD.


                                                   Tel-Aviv 28 October, 2004

                To                              To
                Securities Authority            Tel-Aviv Stock Exchange
                22 Kanfei Nesharim St.          54 Ahad Ha'am St.
                Jerusalem 95464                 Tel Aviv 65202
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Ladies and Gentlemen:

               RE: DELTA GALIL INDUSTRIES. (THE "COMPANY") - IMMEDIATE REPORT ANNUAL GENERAL MEETING OF SHAREHOLDERS OF THE COMPANY

We hereby notify you that at the Company's Annual Meeting of Shareholders held 27 October, 2004 following resolutions were adopted:

1. To elect the following directors: Dov Lautman, Dan Proper, Aharon Dovrat, Amior Vinocourt. Zalman Shalev, Noam Lautman, Harvey M. Krueger, Ann E. Ziegler, Henry Kleeman and Randall White. Giora Morag and Amnon Neubach will continue to serve as External Directors.

2. To receive the Company's financial reports for the year ended December 31, 2003.

3. To reappoint the accounting firm of Kesselman & Kesselman as the Company's independent auditors for 2004 and 2005, and authorize the board of directors to determine their compensation.


                                            Yours respectfully,


                                            Miki Laxer, Controller
                                            Delta Galil Industries Ltd.
                                            Public Company number 520025602